                                                                   Exhibit 10.65

================================================================================

                                 LOAN AGREEMENT

                                      among

                                      UICI,

                              BANK OF AMERICA, N.A.

                                       and

                        LASALLE BANK NATIONAL ASSOCIATION

                                   dated as of
                                 25 January 2002

================================================================================

                                TABLE OF CONTENTS

                                                                                                                   Page

ARTICLE 1           DEFINITIONS..................................................................................    1

         Section 1.1       Definitions...........................................................................    1
         Section 1.2       Other Definitional Provisions.........................................................   10
         Section 1.3       Accounting Terms and Determinations...................................................   11

ARTICLE 2           LOANS........................................................................................   11

         Section 2.1       Commitments...........................................................................   11
         Section 2.2       Notes.................................................................................   11
         Section 2.3       Repayment of Loans....................................................................   11
         Section 2.4       Interest..............................................................................   11
         Section 2.5       Borrowing Procedure...................................................................   14
         Section 2.6       Prepayments, Conversions, and Continuations of Loans..................................   14
         Section 2.7       Minimum Amounts.......................................................................   14
         Section 2.8       Certain Notices.......................................................................   14
         Section 2.9       Use of Proceeds.......................................................................   15
         Section 2.10      Non-Usage Fee.........................................................................   15
         Section 2.11      Computations..........................................................................   15
         Section 2.12      Reduction or Termination of Commitments...............................................   15

ARTICLE 3           PAYMENTS.....................................................................................   15

         Section 3.1       Method of Payment.....................................................................   15
         Section 3.2       Pro Rata Treatment....................................................................   16
         Section 3.3       Sharing of Payments, etc..............................................................   16

ARTICLE 4           YIELD PROTECTION AND ILLEGALITY..............................................................   16

         Section 4.1       Increased Cost and Reduced Return.....................................................   16
         Section 4.2       Limitation on Types of Loans..........................................................   17
         Section 4.3       Illegality............................................................................   18
         Section 4.4       Treatment of Affected Loans...........................................................   18
         Section 4.5       Compensation..........................................................................   19
         Section 4.6       Taxes.................................................................................   19

ARTICLE 5           CONDITIONS PRECEDENT.........................................................................   20

         Section 5.1       Initial Loan..........................................................................   20
         Section 5.2       All Loans.............................................................................   21

ARTICLE 6           REPRESENTATIONS AND WARRANTIES...............................................................   21

         Section 6.1       Corporate Existence...................................................................   21
         Section 6.2       Financial Statements..................................................................   22
         Section 6.3       Corporate Action; No Breach...........................................................   22
         Section 6.4       Operation of Business.................................................................   22
         Section 6.5       Litigation and Judgments..............................................................   23
         Section 6.6       Rights in Properties; Liens...........................................................   23


TABLE OF CONTENTS, Page i of iii

         Section 6.7       Enforceability........................................................................  23
         Section 6.8       Approvals.............................................................................  23
         Section 6.9       Debt..................................................................................  23
         Section 6.10      Taxes.................................................................................  23
         Section 6.11      Margin Securities.....................................................................  23
         Section 6.12      ERISA.................................................................................  23
         Section 6.13      Disclosure............................................................................  24
         Section 6.14      Subsidiaries..........................................................................  24
         Section 6.15      Agreements............................................................................  24
         Section 6.16      Compliance with Laws..................................................................  24
         Section 6.17      Investment Company Act................................................................  24
         Section 6.18      Public Utility Holding Company Act....................................................  24
         Section 6.19      Environmental Matters.................................................................  24
         Section 6.20      Labor Disputes and Acts of God........................................................  25

ARTICLE 7           POSITIVE COVENANTS...........................................................................  25

         Section 7.1       Reporting Requirements................................................................  25
         Section 7.2       Maintenance of Existence; Conduct of Business.........................................  26
         Section 7.3       Maintenance of Properties.............................................................  27
         Section 7.4       Taxes and Claims......................................................................  27
         Section 7.5       Insurance.............................................................................  27
         Section 7.6       Inspection Rights.....................................................................  27
         Section 7.7       Keeping Books and Records.............................................................  27
         Section 7.8       Compliance with Laws..................................................................  27
         Section 7.9       Compliance with Agreements............................................................  27
         Section 7.10      Further Assurances....................................................................  28
         Section 7.11      ERISA.................................................................................  28

ARTICLE 8           NEGATIVE COVENANTS...........................................................................  28

         Section 8.1       Debt..................................................................................  28
         Section 8.2       Limitation on Liens...................................................................  30
         Section 8.3       Mergers, etc..........................................................................  32
         Section 8.4       Restricted Payments...................................................................  32
         Section 8.5       Investments...........................................................................  32
         Section 8.6       Transactions With Affiliates..........................................................  34
         Section 8.7       Disposition of Property...............................................................  34
         Section 8.8       Lines of Business.....................................................................  35
         Section 8.9       Environmental Protection..............................................................  35

ARTICLE 9           FINANCIAL COVENANTS..........................................................................  35

         Section 9.1       Consolidated Net Worth................................................................  35
         Section 9.2       Consolidated Debt to Total Capitalization Ratio.......................................  35
         Section 9.3       Interest Coverage.....................................................................  35

ARTICLE 10          DEFAULT......................................................................................  37

         Section 10.1      Events of Default.....................................................................  37
         Section 10.2      Remedies..............................................................................  39
         Section 10.3      Performance by a Bank.................................................................  39
         Section 10.4      Continuance of Default................................................................  40


TABLE OF CONTENTS, Page ii of iii

         Section 10.5      Setoff................................................................................  40

ARTICLE 11          MISCELLANEOUS................................................................................  40

         Section 11.1      Expenses..............................................................................  40
         Section 11.2      INDEMNIFICATION.......................................................................  40
         Section 11.3      Limitation of Liability...............................................................  41
         Section 11.4      No Duty...............................................................................  41
         Section 11.5      No Fiduciary Relationship.............................................................  41
         Section 11.6      Equitable Relief......................................................................  41
         Section 11.7      No Waiver; Cumulative Remedies........................................................  41
         Section 11.8      Successors and Assigns................................................................  42
         Section 11.9      Survival..............................................................................  43
         Section 11.10     ENTIRE AGREEMENT......................................................................  43
         Section 11.11     Amendments............................................................................  43
         Section 11.12     Maximum Interest Rate.................................................................  43
         Section 11.13     Notices...............................................................................  44
         Section 11.14     Governing Law; Submission to Jurisdiction.............................................  44
         Section 11.15     Counterparts..........................................................................  45
         Section 11.16     Severability..........................................................................  45
         Section 11.17     Headings..............................................................................  45
         Section 11.18     Construction..........................................................................  45
         Section 11.19     Independence of Covenants.............................................................  45
         Section 11.20     WAIVER OF JURY TRIAL..................................................................  45
         Section 11.21     Confidentiality.......................................................................  45
         Section 11.22     Several Commitments...................................................................  46


TABLE OF CONTENTS, Page iii of iii

                               INDEX TO SCHEDULES

          Schedule                    Description of Schedule
          --------                    -----------------------
            6.9                Existing Debt
            6.14               Subsidiaries
            6.14A              Organizational Chart
            8.2                Existing Liens; Restrictions on Subsidiaries
            8.5                Existing Investments

                                INDEX TO EXHIBITS

           Exhibit                     Description of Exhibit                             Section
           -------                     ----------------------                             -------
             "A"               Form of Note                                                 2.2
             "B"               Matters to be Addressed by Opinion of Counsel                5.1(r)
             "C"               Form of Assignment and Acceptance                           12.8
             "D"               Borrowing Request                                            2.5
             "E"               Compliance Certificate                                       7.1(c)


INDEX TO EXHIBITS AND SCHEDULES, Solo Page

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT (the "Agreement"), dated as of January 25, 2002, is among UICI, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"), BANK OF AMERICA, N. A., a national banking association ("Bank of America") and LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("LaSalle" and LaSalle and Bank of America herein sometimes referred to individually as a "Bank" and together the "Banks").

                                R E C I T A L S:

      The Borrower has requested that the Banks make a revolving credit loan to the Borrower. The Banks are willing to make such loan to the Borrower upon the terms and conditions hereinafter set forth.

      NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE 1

                                   Definitions

      Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

            "Adjusted Libor Rate" means, for any Libor Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Bank of America to be equal to the quotient obtained by dividing (a) the Libor Rate for such Libor Loan for such Interest Period by (b) 1 minus the Reserve Requirement for such Libor Loan for such Interest Period.

            "Adjustment Date" has the meaning specified in subsection 2.4(b).

            "Affected Loan" has the meaning specified in Section 4.4.

            "Affected Type" has the meaning specified in Section 4.4.

            "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds ten percent (10%) or more of the voting stock of such Person; or (c) ten percent (10%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall either Bank or any of their respective Affiliates be deemed an Affiliate of the Borrower or any of the Subsidiaries.

            "Applicable Lending Office" means for each Bank and each Type of Loan, the Lending Office of such Bank (or of an Affiliate of such Bank) designated for such Type of Loan below its name on the signature pages hereof or such other Lending Office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify


LOAN AGREEMENT, Page 1
      to the Borrower as the office by which its Loans of such Type are to be made and maintained.

            "Applicable Margin" has the meaning specified in subsection 2.4(b).

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and its Assignee and accepted by the Banks pursuant to Section 11.8, in substantially the form of Exhibit "C" hereto.

            "Assignee" has the meaning specified in Section 11.8.

            "Assigning Bank" has the meaning specified in Section 11.8.

            "Attributable Net Income" has the meaning specified in Section 9.3.

            "Available Domestic Insurance Subsidiary Earnings" has the meaning specified in Section 9.3.

            "Bank of America" has the meaning specified in the preamble to this Agreement.

            "Base Rate" means, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (0.50%) and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

            "Base Rate Loans" means the portions of the principal amounts outstanding hereunder that bear interest at rates based upon the Base Rate.

            "Borrowing Request" means a request for a Loan in substantially the form of Exhibit "D" properly completed and duly executed by a financial officer of the Borrower authorized to deliver such request under certified resolutions of the Borrower delivered to the Banks or under other authorization reasonably acceptable to the Banks.

            "Business Day" means (a) any day on which commercial banks are not authorized or required to close in Dallas, Texas or Chicago, Illinois ;
      (b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with Libor Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market; and (c) with respect to the determination of the Federal Funds Rate, any day which is a Business Day described in clause (a) above and which is also a day on which such rate is published by the Federal Reserve Bank of New York.

            "Calculation Period" has the meaning specified in subsection 2.4(b).

            "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.


LOAN AGREEMENT, Page 2

            "Capital Stock" means any capital stock or other ownership interests of any Person and any interests therein or relating thereto, including without limitation, any options, warrants or other rights to acquire any interest therein or thereto.

            "Cash Flow" has the meaning specified in Section 9.3.

            "Closing Date" means January 25, 2002.

            "CMO Derivative Investment" has the meaning specified in Section
      8.5.

            "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

            "Commitment" means, as to each Bank, the obligation of such Bank to make Loans hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on the signature pages hereto under the heading "Commitment" or if such Bank is a party to an Assignment and Acceptance, the amount set forth in the most recent Assignment and Acceptance of such Bank, as the same may be reduced or terminated pursuant to Section 2.12 or 10.2. The aggregate amount of all Commitments on the Closing Date equals Thirty Million Dollars ($30,000,000).

            "Compliance Certificate" means a certificate in substantially the form of Exhibit "E" properly completed and duly executed by a financial officer of the Borrower authorized to deliver such certificate under certified resolutions of Borrower delivered to the Banks or under such other authorization that is reasonably acceptable to the Banks.

            "Consolidated Debt" means, at any particular time, the sum of the following calculated for the Borrower and the Subsidiaries on a consolidated basis and without duplication: (a) all obligations for borrowed money (excluding time deposits); plus (b) all obligations evidenced by bonds, notes, debentures or other similar instruments; plus
      (c) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; plus (d) all Capital Lease Obligations; minus (e) to the extent included in clauses (a) through (d) above, the sum of (i) unfunded commitments to make student loans plus (ii) any other outstanding Debt incurred in the ordinary course of the Borrower's and the Subsidiaries' student loan businesses if such Debt is secured by student loans.

            "Consolidated Net Worth" means the consolidated stockholders' equity of the Borrower determined in accordance with GAAP but excluding therefrom unrealized gains and losses on debt and equity securities classified as available-for-sale recorded pursuant to Financial Accounting Statement Number 115.

            "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.6 of a Libor Loan from one Interest Period to the next Interest Period.

            "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.6 or Article 4 of one Type of Loan into another Type of Loan.


LOAN AGREEMENT, Page 3

            "Debt" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days; (d) all Capital Lease Obligations of such Person; (e) all Debt or other obligations of others Guaranteed by such Person; (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person (the amount of such Debt to be equal to the lesser of the amount of such obligation or such Person's reasonable good faith determination of the fair market value of the property subject to such Lien); (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments; (h) all obligations of such Person to redeem or retire shares of Capital Stock of such Person except any obligations to repurchase common Capital Stock of the Borrower issued to officers, employees and agents of the Borrower or the Subsidiaries pursuant to a stock option plan, stock purchase plan, other compensation plan or other compensation arrangement authorized by the Board of Directors of Borrower; (i) all obligations and liabilities of such Person under Interest Rate Protection Agreements; (j) all liabilities of such Person in respect of unfunded vested benefits under any Plan; (k) all obligations of such Person, contingent or otherwise, for the payment of money under any noncompete, consulting or similar agreement or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition; and (l) all other amounts required to be reflected as a liability on a consolidated balance sheet of such Person in accordance with GAAP other than accruals, taxes, policy liabilities and unfunded commitment to make student loans

            "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

            "Default Rate" means a rate per annum equal to the sum of two percent (2.0%) plus the Base Rate as in effect from time to time plus the Applicable Margin; provided, that if a Libor Loan is in existence, then the "Default Rate" for such Libor Loan shall be two percent (2.0%) plus the Adjusted Libor Rate applicable to such Libor Loan plus the Applicable Margin.

            "Dollars" and "$" mean lawful money of the United States of America.

            "Domestic Insurance Subsidiary" means an Insurance Subsidiary organized under the laws of a jurisdiction located within the United States of America.

            "Eligible Assignee" means (i) a Bank; (ii) an Affiliate of a Bank; and (iii) any other Person approved by the Banks and, if no Default exists, the Borrower, which approval, in any case, shall not be unreasonably withheld; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

            "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or otherwise modified from time to time.


LOAN AGREEMENT, Page 4

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

            "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower or is under common control (within the meaning of Section 414(c) of the Code) with the Borrower.

            "Event of Default" has the meaning specified in Section 10.1.

            "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank of America on such day on such transactions as determined by Bank of America.

            "Fitch" has the meaning specified in subsection 2.4(b).

            "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

            "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

            "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing the payment or performance of any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); and (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part and including without limitation, any agreement binding a Person to make Investments in or otherwise transfer funds to or for the benefit of another Person for purposes of assuring such other Person's financial liquidity, assuring such other Person's compliance with the capital adequacy requirements imposed by agreement or applicable


LOAN AGREEMENT, Page 5
      law or otherwise assuring such other Person's compliance with financial covenants or other financial statement conditions); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Interest Expense" has the meaning specified in Section 9.3.

            "Hazardous Material" means any material which is or becomes listed, regulated, or addressed as such under any Environmental Law.

            "Insurance Financial Strength Rating" has the meaning specified in subsection 2.4(b).

            "Insurance Regulatory Authority" shall mean, with respect to any Domestic Insurance Subsidiary, the Governmental Authority of such Domestic Insurance Subsidiary's state of domicile with whom such Domestic Insurance Subsidiary is required to file its annual financial statement prepared in accordance with SAP.

            "Insurance Subsidiary" shall mean any Subsidiary that is authorized or admitted to carry on or transact one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance.

            "Implied Unsecured Senior Debt Rating" has the meaning specified in subsection 2.4(b).

            "Interest Period" means, with respect to a Libor Loan, each period commencing on the date such Libor Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period with respect to such Libor Loan, and ending on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.8 hereof or ending on any other day offered by the Banks, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (b) any Interest Period which would otherwise extend beyond the Termination Date shall end on the Termination Date; (c) no more than five (5) Interest Periods shall be in effect at the same time; and (d) unless offered by the Banks, no Interest Period shall have a duration of less than one (1) month and, if the Interest Period would otherwise be a shorter period, such Libor Loans shall not be available hereunder.

            "Interest Rate Protection Agreements" means, with respect to any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specified contingencies.

            "Investments" has the meaning specified in Section 8.5.

            "Jensen Family" has the meaning specified in Section 10.1(l).


LOAN AGREEMENT, Page 6

            "Libor Loans" means the portions of the principal amounts outstanding hereunder that bear interest at rates based upon the Adjusted Libor Rate, including principal amounts bearing interest at the Default Rate when calculated by reference to the Adjusted Libor Rate.

            "Lending Office" means, with respect to any Bank, the office of that Bank designated for such Bank on signature pages hereof or such other office of that Bank as such Bank may have last designated as its lending office for purposes of this Agreement by notice to the Borrower.

            "Libor Rate" means, for any Libor Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Libor Rate" shall mean, for any Libor Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

            "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

            "Loans" has the meaning specified in Section 2.1.

            "Loan Documents" means this Agreement and all promissory notes, assignments, guaranties, and other agreements executed and delivered pursuant to or in connection with this Agreement and all Interest Rate Protection Agreements entered into by the Borrower or any Subsidiary with either Bank, as such agreements may be amended or otherwise modified from time to time.

            "Material Adverse Effect" means the occurrence of any event or the existence of any condition that reasonably could be expected to have a material adverse effect on (a) the properties, prospects, business, operations, condition (financial or otherwise), liabilities, or capitalization of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of the Borrower to pay and perform the Obligations when due, or (c) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Banks thereunder. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.


LOAN AGREEMENT, Page 7

            "Maximum Rate" with respect to either Bank, the maximum non-usurious interest rate, if any, that any time or from time to time may be contracted for, taken, reserved, charged, or received with respect to the Notes or on other amounts, if any, payable to such Bank pursuant to this Agreement or any other Loan Document, under laws applicable to such Bank which are presently in effect, or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the weekly ceiling described in, and computed in accordance with, the Texas Finance Code; provided, however, that to the extent permitted by applicable law, the Banks shall have the right to change the applicable rate ceiling from time to time in accordance with applicable law.

            "Moody's" has the meaning specified in subsection 2.4(b).

            "Multiemployer Plan" means a multiemployer plan defined as such in
      Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

            "NAIC" shall mean the National Association of Insurance Commissioners, or any successor organization.

            "Net Income" has the meaning specified in Section 9.3.

            "Notes" means the promissory notes provided for by Section 2.2 hereof, and all extensions, renewals, and other modifications thereof and all substitutions therefor (including promissory notes issued by the Borrower pursuant to Section 11.8).

            "Obligated Party" means any Person (exclusive of the Borrower) who is or hereafter becomes party to any agreement that Guarantees or secures payment and performance of the Obligations or any part thereof.

            "Obligations" means all obligations, indebtedness, and liabilities of the Borrower to the Banks, or either of them, arising pursuant to any of the Loan Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Borrower to repay the Loans, interest on the Loans, and all fees, costs, and expenses (including reasonable attorney's fees) provided for in the Loan Documents.

            "Other Taxes" has the meaning specified in Section 4.6.

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.


LOAN AGREEMENT, Page 8

            "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

            "Plan" means any employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

            "Prime Rate" means the per annum rate of interest established from time to time by Bank of America as its prime rate, which rate may not be the lowest rate of interest charged by Bank of America to its customers.

            "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

            "Quarterly Payment Date" means the last day of each March, June, September, and December of each year, the first of which shall be March 29, 2002.

            "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

            "Regulatory Change" means, with respect to either Bank, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including such Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

            "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

            "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted Libor Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Libor Loans. The Adjusted Libor Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

            "SAP" means, with respect to any Domestic Insurance Subsidiary, statutory accounting practices prescribed or permitted by the insurance laws or regulations or the Insurance Regulatory Authority in the jurisdiction of the domicile of such Domestic Insurance Subsidiary for the preparation of financial statements and other financial reports by insurance companies of the same type as such Domestic Insurance Subsidiary. Statutory accounting practices are applied on a "consistent basis" when the practices applied in a current period are comparable in all material respects to those practices applied in a preceding period.


LOAN AGREEMENT, Page 9

            "Senior Note Agreement" means that certain Note Purchase Agreement dated as of June 1, 1994 among the Borrower and the purchasers party thereto relating to the Borrower's 8.75% Senior Notes due 2004, as the same may be amended or otherwise modified from time to time.

            "Significant Subsidiary" means The MEGA Life and Health Insurance Company, Mid-West National Life Insurance Company of Tennessee, The Chesapeake Life Insurance Company, Academic Management Services Corp. and any other Subsidiary whose consolidated stockholder's equity (determined in accordance with GAAP) equals or exceeds ten percent (10%) of the Consolidated Net Worth.

            "Single Purpose Student Loan Subsidiary" has the meaning specified in subsection 8.1(d).

            "S&P" has the meaning specified in subsection 2.4(b).

            "Student Loan Subsidiaries" means any Subsidiary engaged in the student loan business or any Subsidiary owning such a Subsidiary. As of the Closing Date, Student Loan Subsidiaries shall include the subsidiaries identified as such on Schedule 6.14.

            "Subsidiary" means any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of the Subsidiaries or by the Borrower and one or more of the Subsidiaries.

            "Taxes" has the meaning specified in Section 4.6.

            "Termination Date" means January 25, 2005 or such earlier date on which the Commitments terminate in full as provided in this Agreement.

            "Total Capitalization" means the sum of (i) Consolidated Debt plus
      (ii) Consolidated Net Worth plus (iii) to the extent not included in Consolidated Net Worth, the book value of the interests of other Persons in the Capital Stock of the Subsidiaries.

            "Type" means any type of Loan (i.e., Base Rate Loan or Libor Loans).

            "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

      Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.


LOAN AGREEMENT, Page 10

      Section 1.3 Accounting Terms and Determinations. Except as otherwise expressly provided herein with respect to clause (k) of Section 8.5 and Section
9.3 (to the extent applicable to the Domestic Insurance Subsidiaries) and the separate financial statements of the Domestic Insurance Subsidiaries, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall be prepared, in accordance with GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 6.2 hereof. All calculations made for the purposes of determining compliance with the provisions of this Agreement (except the provisions of clause (k) of Section 8.5 and Section 9.3 (to the extent applicable to the Domestic Insurance Subsidiaries)) shall be made by application of GAAP, on a basis consistent with those used in the preparation of the financial statements referred to in Section 6.2 hereof. The calculations made for the purposes of determining compliance with clause (k) of Section 8.5 and
Section 9.3 (to the extent applicable to the Domestic Insurance Subsidiaries) shall be made by application of SAP, on a basis consistent with those used in the preparation of the Domestic Insurance Subsidiary financial statements referred to in Section 6.2. All separate financial statements of the Domestic Insurance Subsidiaries delivered under Section 7.1 shall be prepared in accordance with SAP, on a basis consistent with those used in the preparation of the Domestic Insurance Subsidiary financial statements referred to in Section
6.2. To enable the ready and consistent determination of compliance by the Borrower with its obligations under this Agreement, the Borrower will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters of the Borrower in each of its fiscal years from March 31, June 30, and September 30, respectively.

                                   ARTICLE 2

                                      Loans

      Section 2.1 Commitments. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make one or more loans ("Loans") to the Borrower from time to time from and including the date hereof to but excluding the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Bank's Commitment as then in effect. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, prepay, and reborrow hereunder the amount of the Commitments by means of Base Rate Loans and Libor Loans and, until the Termination Date, the Borrower may Continue Libor Loans or Convert Loans of one Type into Loans of another Type. Loans of each Type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such Type.

      Section 2.2 Notes. The Loans made by each Bank shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit "A" hereto, payable to the order of such Bank in a principal amount equal to its Commitment as originally in effect and otherwise duly completed.

      Section 2.3 Repayment of Loans. The Borrower agrees to pay each Bank the outstanding principal amount of all of such Bank's Loans on the Termination Date.

      Section 2.4 Interest.

            (a) Interest Rate. The Borrower shall pay to each Bank interest on the Loans held by such Bank, at the following rates per annum:

                  (i) with respect to each Base Rate Loan, the Base Rate plus the Applicable Margin (as defined below); and


LOAN AGREEMENT, Page 11

                  (ii) with respect to each Libor Loan, the Adjusted Libor Rate plus the Applicable Margin.

            (b) Applicable Margins. The term "Applicable Margin" (herein so called) shall mean: (A) during the period commencing on the Closing Date and ending on but not including the first Adjustment Date (as defined below), 1.00% per annum and (B) during each period, from and including one Adjustment Date to but excluding the next Adjustment Date (each a "Calculation Period"), the percent per annum set forth in the Rating Table below in this subsection 2.4(b) under the heading "Applicable Margin" and opposite the applicable Implied Unsecured Senior Debt Rating (as determined in accordance with this subsection 2.4(b)) in existence as of the first day of the applicable Calculation Period. The following is the Rating Table referred to above in this subsection 2.4(b):

                                  RATING TABLE

=====================================================================
Implied Unsecured Senior Debt Rating                Applicable Margin
------------------------------------                -----------------
A or higher by S&P or Fitch
A2 or higher by Moody's                                  0.50%
---------------------------------------------------------------------
A- by S&P or Fitch
A3 by Moody's                                            0.75%
---------------------------------------------------------------------
BBB+ by S&P or Fitch
Baa1 by Moody's                                          1.00%
---------------------------------------------------------------------
BBB by S&P or Fitch
Baa2 by Moody's                                          1.20%
---------------------------------------------------------------------
BBB- by S&P or Fitch
Baa3 by Moody's                                          1.40%
---------------------------------------------------------------------
less than BBB- by S&P or Fitch less than
Baa3 by Moody's.                                         1.50%
=====================================================================

      The Applicable Margin (for Interest Periods commencing after the applicable Adjustment Date, as defined below) shall automatically be adjusted in accordance with the appropriate Implied Unsecured Senior Debt Rating then established, such automatic adjustment (a) to take effect as of the first Business Day after the Borrower has notified the Banks of the effective date of the establishment of, or an upgrade in a rating used to determine the Implied Unsecured Senior Debt Rating or (b) in the case of a downgrade in the ratings used to determine the Implied Unsecured Senior Debt Rating, effective as of the first Business Day after the effective date of the downgrade. If the Implied Unsecured Senior Debt Rating can not be determined, then the Applicable Margin shall automatically be adjusted to 1.50% per annum, such automatic adjustment
(a) to take effect as of the first day on which the Implied Unsecured Senior Debt Rating can no longer be determined and (b) to remain in effect until subsequently adjusted in accordance herewith upon the establishment of a new Implied Unsecured Senior Debt Rating.

      As used in this subsection 2.4(b), the following terms have the following meanings:

            "Adjustment Date" shall mean each Business Day when the Applicable Margin hereunder changes pursuant to this subsection 2.4(b). For purposes of the definition of the term Adjustment Date, the Applicable Margin is subject to change as provided above in this subsection 2.4(b) upon the occurrence of an Event of Default and when the Implied Unsecured Senior Debt Rating changes as a result of an establishment, change or withdrawal of the ratings used to determine the Implied Unsecured Senior Debt Rating.


LOAN AGREEMENT, Page 12

            "Implied Unsecured Senior Debt Rating" means, as of any date: (i) during such period as clause (ii) below shall be inapplicable, the Insurance Financial Strength Rating which is two rating categories below the lowest Insurance Financial Strength Rating then assigned by Standard & Poor's Ratings Services ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch IBCA, Duff & Phelps ("Fitch") to The MEGA Life and Health Insurance Company or Mid-West National Life Insurance Company of Tennessee (i.e., in the event the Insurance Financial Strength Ratings assigned to each differ as between the two, the lower rating will apply in determining the Implied Unsecured Senior Debt Rating); or (ii), if Moody's, S&P, or Fitch have issued on such date a rating of the Borrower or its unsecured long term debt without third-party credit enhancement (with any rating assigned to any other debt of the Borrower being disregarded), then the Implied Unsecured Senior Debt Rating shall be the rating so issued. The rating in effect at any date is that in effect at the close of business on such date. Changes in the +, - or numerical modifiers associated with a rating shall be considered a change in a rating category for purposes of this definition. If the applicable ratings assigned to any one party or its debt differ as among the different rating agencies, the rating for such party or its debt to be used for purposes of determining the Implied Unsecured Senior Debt Rating shall be the lowest applicable rating assigned. If the rating system of S&P, Moody's or Fitch shall change, the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition (including by way of substituting another rating agency mutually acceptable to the Borrower and the Banks for the rating agency with respect to which the rating system has changed) to reflect such changed rating system, and pending agreement on such amendment, the rating in effect immediately prior to such change will be used in determining the Implied Unsecured Senior Debt Rating hereunder.

            "Insurance Financial Strength Rating" means: (i), with respect to Moody's, its Insurance Financial Strength Ratings, (ii) with respect to S&P, its insurance claims-paying ability rating and (ii) with respect to Fitch, its Insurer Financial Strength Rating.

            (c) Payment Dates. Accrued interest on the Loans shall be due and payable as follows:

                  (i) in the case of accrued interest on Base Rate Loans, on the last day of each month;

                  (ii) in the case of accrued interest on each Libor Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months, at three-month intervals after the first day of such Interest Period;

                  (iii) in the case of the accrued interest on the principal amount of any Libor Loan being prepaid, upon such prepayment of principal; and

                  (iv) on the Termination Date.

            (d) Default Interest. Notwithstanding the foregoing, the Borrower will pay to each Bank interest at the applicable Default Rate on any principal of any Loan made by such Bank and (to the fullest extent permitted by law) on any other amount payable by the Borrower under this Agreement or any other Loan Document to or for the account of any such Bank: (i) which is not paid in full when due (whether at stated maturity, by acceleration, or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full and (ii) with respect to principal which is outstanding when either Bank shall have notified the Borrower that an Event of Default exists and the


LOAN AGREEMENT, Page 13

Banks are exercising their rights under this clause (d) of Section 2.4, for the period from and including the date such notice is given to Borrower to but excluding the date such Event of Default is waived or cured in a manner satisfactory to the Banks. Interest payable at the Default Rate shall be payable from time to time on demand and if not sooner demanded on the last day of each month.

      Section 2.5 Borrowing Procedure. The Borrower shall give each Bank notice of each borrowing hereunder in accordance with Section 2.8 pursuant to the delivery of a Borrowing Request. Not later than 11:00 a.m. Dallas, Texas, time on the date specified for each borrowing hereunder, each Bank will, subject to the terms and conditions of this Agreement, make available to the Borrower the amount of the Loan to be made by it on such date in immediately available funds.

      Section 2.6 Prepayments, Conversions, and Continuations of Loans.

            (a) Mandatory Prepayments. If at any time the outstanding Loans made by any Bank exceed the Commitment of such Bank, the Borrower shall, within one
(1) Business Day after the occurrence thereof, prepay such Bank's outstanding Loans by the amount of the excess or immediately pledge to such Bank cash or cash equivalents in an amount equal to the excess as security for the Obligations of the Borrower to such Bank.

            (b) Optional Prepayments; Conversions and Continuations. Subject to
Section 2.7, the Borrower shall have the right from time to time to prepay the Loans, or to Convert all or part of a Loan of one Type into a Loan of another Type or to Continue Libor Loans as Libor Loans, provided that: (a) the Borrower shall give each Bank notice of each such prepayment, Conversion, or Continuation as provided in Section 2.8; (b) Libor Loans may only be Converted on the last day of the Interest Period; and (c) except for Conversions into Base Rate Loans or as otherwise permitted by the Banks, no Conversions or Continuations shall be made while a Default exists.

      Section 2.7 Minimum Amounts. Except for Conversions and prepayments pursuant to Article 4 and Conversions into Libor Loans, each borrowing, each Conversion and each optional prepayment of principal of the Loans shall be in an amount at least equal to One Million Dollars ($1,000,000) in the aggregate (borrowings, prepayments or Conversions of or into Loans of different Types or, in the case of Libor Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of a Bank's Libor Loans having the same Interest Period shall be at least equal to One Million Dollars ($1,000,000).

      Section 2.8 Certain Notices. Notices by the Borrower to the Banks of terminations or reductions of Commitments, of borrowings, Conversions, Continuations and prepayments of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by each Bank not later than 11:00 a.m. Dallas, Texas, time on the Business Day of the borrowing, Conversion to or prepayment of a Base Rate Loan and on the Business Day prior to the date of the relevant other termination, reduction, borrowing, Conversion, Continuation or prepayment specified below:

================================================================================
                                                             Number of
Notice                                                  Business Days Prior
------                                                  -------------------
Termination or reduction of Commitments                          1
--------------------------------------------------------------------------------
Borrowing or Prepayment of, Conversions into,
 Continuations as, Libor Loans                                   3
================================================================================


LOAN AGREEMENT, Page 14

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation, or prepayment shall specify the Loans to be borrowed, Converted, Continued, or prepaid and the amount (subject to Section 2.7 hereof) and Type of the Loans to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loans to result from such Conversion) and the date of borrowing, Conversion, Continuation, or prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. In the event the Borrower fails to select the Type of Loans, or the duration of any Interest Period for any Libor Loans, within the time period and otherwise as provided in this Section 2.8, each such Loan (if outstanding as a Libor Loan) will be automatically Converted into a Base Rate Loan on the last day of the preceding Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan. The Borrower may not borrow any Libor Loans, Convert any Loans into Libor Loans, or Continue any Loans as Libor Loans if the interest rate for such Libor Loans would exceed the Maximum Rate or if a Default exists.

      Section 2.9 Use of Proceeds. The proceeds of Loans shall be used by the Borrower for general corporate purposes.

      Section 2.10 Non-Usage Fee. The Borrower agrees to pay to each Bank a non-usage fee on the daily average unused amount of such Bank's Commitment for the period from and including the date of this Agreement to and including the Termination Date, at a rate equal to .25% per annum. A Bank's Commitment shall be deemed used by the outstanding principal amount of such Bank's Loans. Accrued non-usage fees shall be payable in arrears on each Quarterly Payment Date and on the Termination Date.

      Section 2.11 Computations. Interest and fees payable by the Borrower hereunder and under the other Loan Documents shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable unless such calculation would result in a usurious rate, in which case such fees shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

      Section 2.12 Reduction or Termination of Commitments. The Borrower shall have the right to terminate or reduce in part the unused portion of the Commitments at any time and from time to time, provided that: (a) the Borrower shall give notice to each Bank of each such termination or reduction as provided in Section 2.8 and (b) each partial reduction shall be in an aggregate amount at least equal to Five Million Dollars ($5,000,000). The Commitments may not be reinstated after they have been terminated or reduced.

                                   ARTICLE 3

                                    Payments

      Section 3.1 Method of Payment. All payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and the other Loan Documents to a Bank shall be made to the applicable Bank pursuant to the payment instructions such Bank may provide to the Borrower from time to time in Dollars and in immediately available funds, without setoff, deduction, or counterclaim, not later than 11:00 a.m., Dallas, Texas time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower shall, at the time of making each such payment, specify to the Banks the sums payable by the Borrower under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default


LOAN AGREEMENT, Page 15
exists, each Bank may apply any such payment to the Obligations of the Borrower to owed such Bank in such order and manner as it may elect in its sole discretion, subject to Section 3.2 hereof). Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and non-usage fee, as the case may be.

      Section 3.2 Pro Rata Treatment. Except to the extent otherwise specifically provided herein: (a) each Loan shall be made by the Banks under
Section 2.1 and each termination or reduction of the Commitments under Section
2.12 shall be applied to the Commitments of the Banks, on a pro rata basis according to the respective unused Commitments; (b) the making, Conversion, and Continuation of Loans of a particular Type (other than Conversions provided for by Section 4.4) shall be made on a pro rata basis between the Banks according to the amounts of their respective Commitments; (c) each payment and prepayment of principal of or interest on Loans by the Borrower of a particular Type shall be made for the account of the Banks holding Loans of such Type on a pro rata basis in accordance with the respective unpaid principal amounts of such Loans held by such Banks; and (d) Interest Periods for Loans of a particular Type shall be allocated among the Banks holding Loans of such Type on a pro rata basis according to the respective principal amounts held by such Banks.

      Section 3.3 Sharing of Payments, etc. If a Bank shall obtain payment of any principal of or interest on any of the Obligations due to such Bank hereunder through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Bank a participation in the Obligations held by such other Bank in such amounts, and make such adjustments from time to time as shall be equitable to the end that both the Banks shall share on a pro rata basis in accordance with the unpaid principal of the Obligations then due to each of them. To such end, each of the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Bank so purchasing a participation in the Obligations by the other Bank may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Bank were a direct holder of Obligations to the Borrower in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

                                    ARTICLE 4

                         Yield Protection and Illegality

      Section 4.1 Increased Cost and Reduced Return.

            (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency:

                  (i) shall subject such Bank (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Libor Loans, its Note, or its obligation to make Libor Loans, or change the basis of taxation of any amounts payable to such Bank (or its Applicable Lending Office)


LOAN AGREEMENT, Page 16
under this Agreement or its Note in respect of any Libor Loans (other than taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office);

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, compulsory loan, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Libor
Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Bank (or its Applicable Lending Office), including the Commitment of such Bank hereunder; or

                  (iii) shall impose on such Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Libor Loans or its commitment to make Libor Loans or to reduce any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or its Note with respect to any Libor Loans or its commitment to make Libor Loans, then the Borrower shall pay to such Bank on demand such amount or amounts as will compensate such Bank for such increased cost or reduction. If any Bank requests compensation by the Borrower under this
Section 4.1(a), the Borrower may, by notice to such Bank (with a copy to each other Bank), suspend the obligation of such Bank to make or Continue Libor Loans or to Convert Base Rate Loans into Libor Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 shall be applicable); provided that such suspension shall not affect the right of such Bank to receive the compensation so requested as to any Libor Loans that remain outstanding as the date of such request.

            (b) If, after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

            (c) Each Bank shall promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to it. Any Bank claiming compensation under this Section shall furnish to the Borrower and the other Banks a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Bank shall use reasonable averaging and attribution methods.

      Section 4.2 Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Libor Loan:


LOAN AGREEMENT, Page 17

            (a) a Bank determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Libor Rate for such Interest Period; or

            (b) a Bank determines (which determination shall be conclusive) that the Adjusted Libor Rate will not adequately and fairly reflect the cost to such Bank of funding Libor Loans for such Interest Period;

then the applicable Bank shall give the Borrower and the other Banks prompt notice thereof and so long as such condition remains in effect, such applicable Bank shall be under no obligation to make additional Libor Loans, Continue Libor Loans, or to Convert Loans of any other Type into Libor Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Libor Loans, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

      Section 4.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to make, maintain, or fund Libor Loans hereunder, then such Bank shall promptly notify the Borrower thereof and such Bank's obligation to make or Continue Libor Loans and to Convert other Types of Loans into Libor Loans shall be suspended until such time as such Bank may again make, maintain, and fund Libor Loans (in which case the provisions of Section 4.4 shall be applicable).

      Section 4.4 Treatment of Affected Loans. If the obligation of any Bank to make a Libor Loan or to Continue, or to Convert Loans of any other Type into, Libor Loans shall be suspended pursuant to Section 4.1 or 4.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Bank's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 4.3 hereof, on such earlier date as such Bank may be required to effect a Conversion and specifies to the Borrower with a copy to each other Bank) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 4.1 or 4.3 hereof that gave rise to such Conversion no longer exist:

            (a) to the extent that such Bank's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Base Rate Loans; and

            (b) all Loans that would otherwise be made or Continued by such Bank as Libor Loans shall be made or Continued instead as Base Rate Loans, and all Loans of such Bank that would otherwise be Converted into Libor Loans shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Bank gives notice to the Borrower (with a copy to each other Bank) that the circumstances specified in Section 4.1 or 4.3 hereof that gave rise to the Conversion of such Bank's Affected Loans pursuant to this Section 4.4 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Libor Loans made by other Banks are outstanding, such Bank's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Libor Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Banks holding Libor Loans and by such Bank are held on a pro rata basis (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.


LOAN AGREEMENT, Page 18

      Section 4.5 Compensation. Upon the request of any Bank, the Borrower shall pay to such Bank such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

            (a) any payment, prepayment, or Conversion of a Libor Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.2) on a date other than the last day of the Interest Period for such Loan; or

            (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article 5 to be satisfied) to borrow, Convert, Continue, or prepay a Libor Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

      Section 4.6 Taxes. Any and all payments by the Borrower to or for the account of either Bank hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, taxes imposed on its overall income, gross receipts, capital or gains and franchise or similar taxes, in each case, imposed on it by the jurisdiction under the laws of which such Bank (or its Applicable Lending Office) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Bank, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.6) such Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the applicable Bank the original or a certified copy of a receipt evidencing payment thereof.

            (a) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

            (b) The Borrower agrees to indemnify each Bank for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this
Section 4.6) paid by such Bank and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

            (c) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 4.6, then such Bank will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

            (d) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the applicable Bank the original or a certified copy of a receipt evidencing such payment.


LOAN AGREEMENT, Page 19

            (e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.6 shall survive the termination of the Commitments and the payment in full of the Notes.

            (f) If a Bank shall become aware that it is entitled to claim a refund from, or to a tax credit on any tax return filed by such Bank with, a Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts, pursuant to this Section 4.6, it shall promptly notify the Borrower of the availability of such refund claim or right to a tax credit and shall, within thirty (30) days after receipt of a request by the Borrower, make a claim to such Governmental Authority for such refund, or claim such credit on the next such tax return filed by it, in each case, at the Borrower's expense. If a Bank receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower had paid additional amounts pursuant to this Section 4.6 or receives benefit from such tax credit, it shall within thirty (30) days from the date of the receipt of such refund or such benefit pay over such refund or an amount equal to such benefit to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section
4.6 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Bank and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of such Bank, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to such Bank in the event such Bank is required to repay such refund to such Governmental Authority.

                                   ARTICLE 5

                              Conditions Precedent

      Section 5.1 Initial Loan. The obligation of each Bank to make its initial Loan is subject to the following conditions precedent on or before the Closing
Date:

            (a) Deliveries: Each Bank shall have received on or before the day of such Loan all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to each Bank:

                  (i) Resolutions. Resolutions of the Board of Directors of the Borrower certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is or is to be a party;

                  (ii) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of the Borrower certifying the name of each officer of the Borrower (i) who is authorized to sign this Agreement and each of the other Loan Documents to which the Borrower is or is to be a party (including the certificates contemplated herein) together with specimen signatures of each such officer and (ii) who will, until replaced by other officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby;

                  (iii) Certificate of Incorporation. The certificate of incorporation of the Borrower certified by the Secretary of State of the state of incorporation of the Borrower and dated a current date;


LOAN AGREEMENT, Page 20

                  (iv) Bylaws. The bylaws of the Borrower certified by the Secretary or an Assistant Secretary of the Borrower;

                  (v) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of the Borrower as to the existence and good standing of the Borrower, each dated a current date;

                  (vi) Notes. The Notes executed by the Borrower; and

                  (vii) Opinion of Counsel. A favorable opinion of legal counsel to the Borrower, as to the matters set forth in Exhibit "B" hereto, and such other matters as the Banks may reasonably request; and

            (b) Fees. Each Bank shall have received in immediately available funds an upfront fee in the amount of $30,000, and Bank of America shall have received in immediately available funds a supplemental fee in the amount of $50,000.

      Section 5.2 All Loans. The obligation of each Bank to make any Loan (including the initial Loan) is subject to the following additional conditions precedent:

            (a) No Default. No Default shall have occurred and be continuing or would result from such Loan;

            (b) Representations and Warranties. All of the representations and warranties contained in Article 6 hereof and in the other Loan Documents shall be true, correct and complete in all material respects on and as of the date of such Loan with the same force and effect as if such representations and warranties had been made on and as of such date except for any representation or warranty limited by its terms to a specific date;

            (c) No Material Adverse Effect. No event has occurred that has a Material Adverse Effect; and

            (d) Additional Documentation. Each Bank shall have received such additional approvals, opinions, or documents as such Bank or its legal counsel may reasonably request.

Each notice of borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower that the conditions precedent set forth in Sections 5.2(a) and (b) have been satisfied (both as of the date of such notice and, unless the Borrower otherwise notifies the Banks prior to the date of such borrowing, as of the date of such borrowing).

                                   ARTICLE 6

                         Representations and Warranties

      To induce the Banks to enter into this Agreement, the Borrower represents and warrants to the Banks that:

      Section 6.1 Corporate Existence. The Borrower and each Subsidiary: (a) is a corporation (or other entity as specified on Schedule 6.14) duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified


LOAN AGREEMENT, Page 21
to do business in all jurisdictions in which the failure to so qualify would have a Material Adverse Effect. The Borrower has the corporate power and authority and legal right to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

      Section 6.2 Financial Statements.

            (a) GAAP. The Borrower has delivered to the Banks audited consolidated financial statements of the Borrower and the Subsidiaries as of and for the fiscal years ended December 31, 1998, 1999 and 2000 and unaudited, interim consolidated financial statements as of and for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001. Such financial statements are complete and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of the Borrower and the Subsidiaries in all material respects as of the respective dates indicated therein and the results of operations for the respective periods indicated therein subject, in the case of interim financial statements, to normal year end audit adjustments. Neither the Borrower nor any of the Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements. There has been no material adverse change in the business, assets, liabilities (actual or contingent), condition (financial or otherwise), operations, prospects of the Borrower and the Subsidiaries, taken as a whole, since December 31, 2000.

            (b) SAP. The Borrower has delivered to the Banks financial statements for each Domestic Insurance Subsidiary as of and for the fiscal years ended December 31, 1998, 1999 and 2000 and interim financial statements as of and for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001. Such financial statements are complete and correct, have been prepared in accordance with SAP, and fairly and accurately present the financial condition of the applicable Domestic Insurance Subsidiary in all material respects as of the respective dates indicated therein and the results of operations for the respective periods indicated therein subject, in the case of interim financial statements, to normal year end audit adjustments.

      Section 6.3 Corporate Action; No Breach. The execution, delivery, and performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is or may become a party and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite corporate action on the part of the Borrower, and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent under
(i) the certificate of incorporation or bylaws of the Borrower, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, or (iii) any agreement or instrument to which the Borrower or any of the Subsidiaries is a party or by which any of them or any of their property is bound or subject (except for such agreements and instruments which if so violated or breached could not reasonably be expected to have a Material Adverse Effect and such consents thereunder which if not obtained could not reasonably be expected to have a Material Adverse Effect), or (b) constitute a default under any such agreement or instrument or result in the creation or imposition of any Lien upon any of the property of the Borrower or any Subsidiary. Without limiting the generality of the foregoing, all Debt outstanding hereunder, after giving effect to any request for a borrowing hereunder, is permitted to be incurred by the Borrower pursuant to
Section 8.4 of the Senior Note Agreement.

      Section 6.4 Operation of Business. The Borrower and each of the Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as currently proposed to be conducted without Material Adverse Effect and the Borrower and each of the Subsidiaries are not in violation in any material respect of any valid rights of others with respect to any of the foregoing.


LOAN AGREEMENT, Page 22

      Section 6.5 Litigation and Judgments. As of the Closing Date, there is no action, suit, investigation or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of the Borrower, threatened against or affecting (i) the Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or
(ii) this Agreement, any other Loan Document or the transactions contemplated hereby. There are no unstayed or undischarged judgments against the Borrower or any Subsidiary that would constitute an Event of Default under Section 10.1(h).

      Section 6.6 Rights in Properties; Liens. The Borrower and each Subsidiary have good and indefeasible title to or valid leasehold interests in their respective properties, real and personal, including the properties and leasehold interests reflected in the financial statements described in Section 6.2, and none of the properties or leasehold interests of the Borrower or any Subsidiary is subject to any Lien, except, as of the Closing Date, as set forth on Schedule
8.2 hereto, and at all times after the Closing Date, as permitted by Section
8.2.

      Section 6.7 Enforceability. This Agreement constitutes, and the other Loan Documents to which the Borrower is party, when executed and delivered, shall constitute the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

      Section 6.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower of this Agreement and the other Loan Documents to which the Borrower is or may become a party or for the validity or enforceability thereof.

      Section 6.9 Debt. The Borrower and the Subsidiaries have no Debt, except as of the Closing Date, as set forth on Schedule 6.9 and at all times after the Closing Date, as permitted by Section 8.1.

      Section 6.10 Taxes. The Borrower and each Subsidiary have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable except for those liabilities whose amount, applicability, or validity is being contested in good faith by appropriate proceedings being diligently pursued, and for which adequate reserves have been established. The Borrower knows of no pending investigation of the Borrower or any Subsidiary by any taxing authority or of any pending but unassessed material tax liability of the Borrower or any Subsidiary. The federal income tax liability of certain of the Subsidiaries has been reviewed and/or examined by the Internal Revenue Service from time to time. The federal income tax liability of Borrower and the Subsidiaries for all taxable years up to and including the taxable year ended December 31, 1997 has been finally determined and satisfied.

      Section 6.11 Margin Securities. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

      Section 6.12 ERISA. The Borrower and each Subsidiary are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a


LOAN AGREEMENT, Page 23

Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans, and the present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with ERISA. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

      Section 6.13 Disclosure. No statement, information, report, representation, or warranty made by the Borrower in this Agreement or in any other Loan Document or furnished to either Bank in connection with this Agreement or any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which such statement, information, report, representation or warranty was provided. There is no fact known to the Borrower which has had a Material Adverse Effect, or which could reasonably be expected to have a Material Adverse Effect in the future that has not been disclosed to the Banks.

      Section 6.14 Subsidiaries. As of the date hereof, the Borrower has no Subsidiaries other than those listed on Schedule 6.14, and Schedule 6.14 sets forth the type of entity and the jurisdiction of incorporation or organization of each Subsidiary and the Borrower's or the Subsidiaries' percentage interest of the ownership of each Subsidiary listed thereon.

      Section 6.15 Agreements. Neither the Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect in absence of a default thereunder. Neither the Borrower nor any Subsidiary is in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

      Section 6.16 Compliance with Laws. Neither the Borrower nor any Subsidiary is in violation in any material respect of any applicable law, rule, regulation, order, or decree of any Governmental Authority or arbitrator, including, without limitation, any Environmental Law.

      Section 6.17 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      Section 6.18 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      Section 6.19 Environmental Matters. Except for instances of noncompliance with or exceptions to the following that should not have, individually or in the aggregate, a Material Adverse Effect: (i) no Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or released from any of the properties of the Borrower or any Subsidiary except in compliance with applicable Environmental Laws and (ii) the use which the Borrower and the Subsidiaries make and intend to make of their respective properties will not result in the use, generation, storage, transportation, accumulation, disposal, or release of any Hazardous Material on, in, or from any of their properties except in compliance with applicable Environmental Laws.


LOAN AGREEMENT, Page 24

      Section 6.20 Labor Disputes and Acts of God. Neither the business nor the properties of the Borrower or any Subsidiary are affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) that is having or could have a Material Adverse Effect.

                                   ARTICLE 7

                               Positive Covenants

      The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following positive covenants unless the Banks otherwise agree:

      Section 7.1 Reporting Requirements. The Borrower will furnish to each
Bank:

            (a) Annual Financial Statements. As soon as available, and in any event:

                  (i) within one hundred fifteen (115) days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2001, a copy of the annual audit report of the Borrower and the Subsidiaries for such fiscal year containing, on a consolidated basis, balance sheets and statements of income, stockholders' equity, and cash flow as of the end of such fiscal year and for the twelve (12)-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by Ernst & Young, LLP or other independent certified public accountants of recognized standing reasonably acceptable to the Banks, to the effect that such report has been prepared in accordance with GAAP;

                  (ii) within ninety (90) days after the end of each year, beginning with the year ending December 31, 2001, a copy of the annual financial statements of each Domestic Insurance Subsidiary for such year prepared in accordance with SAP as filed with the applicable Insurance Regulatory Authority;

            (b) Quarterly Financial Statements. As soon as available, and in any event within fifty-five (55) days after the end of each of the quarters of each fiscal year of the Borrower, (i) a copy of an unaudited financial report of the Borrower and the Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended containing, on a consolidated basis, balance sheets and statements of income, stockholders' equity, and cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis, at the date and for the periods indicated therein and (ii) a copy of an unaudited financial report of each Domestic Insurance Subsidiary as of the end of such fiscal quarter and for the portion of the fiscal year then ended in the same form as the financial statements delivered under clause (ii) of Section 7.1(a) and certified by the chief financial officer of the Borrower to have been prepared in accordance with SAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Domestic Insurance Subsidiary the subject thereof, at the date and for the periods indicated therein;

            (c) Compliance Certificate. Concurrently with the delivery of each of the financial statements referred to in subsections 7.1(a) and 7.1(b), a Compliance Certificate;


LOAN AGREEMENT, Page 25

            (d) Annual Management Discussion. Promptly after the preparation thereof, copies of all management discussions and analyses or similar reports (howsoever designated or described) which are prepared by or for any Insurance Subsidiary and filed with any Insurance Regulatory Authority;

            (e) Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to the Borrower or any Subsidiary by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary;

            (f) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary which, if determined adversely to the Borrower or such Subsidiary, could have a Material Adverse Effect;

            (g) Notice of Default. As soon as possible and in any event within five (5) days after the Borrower becomes aware of any Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

            (h) ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which the Borrower or any Subsidiary files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) days after the Borrower has determined that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or within five (5) days after the Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of the Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that the Borrower proposes to take with respect thereto;

            (i) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished by the Borrower or any Subsidiary to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Banks pursuant to any other clause of this Section;

            (j) Notice of Material Adverse Effect. As soon as possible and in any event within five (5) Business Days after the Borrower becomes aware of occurrence thereof, written notice of any matter that could have a Material Adverse Effect;

            (k) Proxy Statements, etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to its security holders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency; and

            (l) General Information. Promptly, such other information concerning the Borrower or any Subsidiary as either Bank may from time to time reasonably request.

      Section 7.2 Maintenance of Existence; Conduct of Business. Except as permitted by Section 8.3, the Borrower will, and will cause each Subsidiary to, preserve and maintain its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. The Borrower will, and will cause each


LOAN AGREEMENT, Page 26

Subsidiary to, conduct its business in an orderly and efficient manner in accordance with good business practices.

      Section 7.3 Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, maintain, keep, and preserve all of its properties necessary or useful in the proper conduct of its business in good repair, working order, and condition and make all necessary repairs, renewals, replacements, betterments, and improvements thereof.

      Section 7.4 Taxes and Claims. The Borrower will, and will cause each Subsidiary to, pay or discharge at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge or claim for labor, material, or supplies whose amount, applicability, or validity is being contested in good faith by appropriate proceedings being diligently pursued and for which adequate reserves in accordance with GAAP have been established.

      Section 7.5 Insurance. The Borrower will, and will cause each Subsidiary to, keep insured by financially sound and reputable insurers all property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons.

      Section 7.6 Inspection Rights. When no Event of Default exists and subject to all confidentiality agreements entered into by the Borrower or any Subsidiary in the ordinary course of its business (including those entered into in connection with equity and asset acquisitions and the acquisition and use of intellectual property) and the limitations on disclosure imposed therein, the Borrower will, and will cause each Subsidiary to, permit representatives of each Bank, during normal business hours and upon no less than two (2) Business Days prior notice, to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants. If an Event of Default exists, the Borrower will, and will cause each Subsidiary to, permit representatives of each Bank, during normal business hours but without prior notice, to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants.

      Section 7.7 Keeping Books and Records. The Borrower will, and will cause each Subsidiary to, maintain proper books of record and account in which full, true, and correct entries in conformity with GAAP (and with respect to the Domestic Insurance Subsidiaries, SAP) shall be made of all dealings and transactions in relation to its business and activities.

      Section 7.8 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply in all material respects with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator.

      Section 7.9 Compliance with Agreements. The Borrower will, and will cause each Subsidiary to, comply in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.


LOAN AGREEMENT, Page 27

      Section 7.10 Further Assurances. The Borrower will, and will cause each Subsidiary to, execute and deliver such further documents and take such further action as may be requested by either Bank to carry out the provisions and purposes of this Agreement and the other Loan Documents.

      Section 7.11 ERISA. The Borrower will, and will cause each Subsidiary to, comply with all minimum funding requirements and all other material requirements of ERISA, if applicable, so as not to give rise to any liability under ERISA or any Plan.

                                    ARTICLE 8

                               Negative Covenants

      The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following negative covenants unless the Banks otherwise agree:

      Section 8.1 Debt. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Debt, except:

            (a) Debt owing to the Banks pursuant to the Loan Documents;

            (b) Debt in the amount disclosed on Schedule 6.9 hereto and any extensions, renewals or refinancings of such existing Debt so long as (i) the principal amount of such Debt after such renewal, extension or refinancing shall not exceed the principal amount of such Debt which was outstanding immediately prior to such renewal, extension or refinancing, and (ii) such Debt shall not be secured by any assets other than assets securing such Debt, if any, prior to such renewal, extension or refinancing;

            (c) Debt of the Borrower owing to any Subsidiary or Debt of any Subsidiary owing to the Borrower or another Subsidiary; provided a Student Loan Subsidiary may not incur, create, assume, or permit to exist any Debt owing to an Insurance Subsidiary, except any such Debt existing on the Closing Date which is disclosed on Schedule 6.9 hereto;

            (d) (i) Debt of the Borrower under Interest Rate Protection Agreements having an aggregate notional amount at any one time outstanding not to exceed Seventy-Five Million Dollars ($75,000,000.00) and (ii) Debt of a Single Purpose Student Loan Subsidiary under Interest Rate Protection Agreements entered into to mitigate the interest rate risk of Debt incurred by such Single Purpose Student Loan Subsidiary (provided that such Debt is otherwise permitted by clause (e) below), provided that, in each case, each counterparty to such Interest Rate Protection Agreement shall be rated in one of the three highest rating categories of S&P or Moody's (as used in this clause (d) the term "Single Purpose Student Loan Subsidiary" means a Student Loan Subsidiary organized as a separate, limited-purpose entity with certain limitations, including restrictions on the nature of such Student Loan Subsidiary's business and a restriction on such Student Loan Subsidiary's ability to commence a voluntary case or proceeding under the Bankruptcy Code or other insolvency laws without the prior unanimous affirmative vote of all of its directors, including at least one director who must be independent of such Student Loan Subsidiary and its Affiliates (or, if such Student Loan Subsidiary is a partnership, without the prior affirmative vote of all of such Student Loan Subsidiary's partners, including the independent directors of its general partner));


LOAN AGREEMENT, Page 28

            (e) Debt of a Student Loan Subsidiary incurred in the ordinary course of its student loan operations, provided that such Debt (i) is secured by student loans or (ii) represents unfunded commitments to provide student loans;

            (f) Guaranties given in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations;

            (g) Debt constituting obligations to reimburse worker's compensation insurance companies for claims paid by such companies on the Borrower's or a Subsidiary's behalf in accordance with the policies issued to the Borrower and the Subsidiaries;

            (h) Debt of a Person which becomes a Subsidiary after the date hereof, which Debt was in existence at the time such Person became a Subsidiary; provided that no Default exists or would result therefrom and no such Debt shall have been created or incurred in connection with or in anticipation of the acquisition in question (provided that this clause (h) shall not prohibit Debt otherwise permitted to be incurred, created or assumed under the other provisions of this Section 8.1);

            (i) Guarantees by the Borrower or any Subsidiary of Debt of a Subsidiary permitted hereby or of operating leases of a Subsidiary entered into in the ordinary course of business; provided that no Insurance Subsidiary may guarantee Debts or any operating lease of a Student Loan Subsidiary;

            (j) Debt of the Borrower or any Subsidiary secured by land, buildings, related facilities and/or related attached personal property which will be used in the business of the Borrower or one or more Subsidiaries; provided that, (i) the Borrower and/or one or more Subsidiaries will be the principal occupants or users; (ii) the loan to value ratio of which at the time the Debt is first incurred shall be 0.75 to 1.00 or less; (iii) at the time of the incurrence thereof, no Default shall have occurred and be continuing; (iv) such Debt shall be permitted by the Senior Note Agreement; and (v) a Student Loan Subsidiary may not incur Debt owing to any Insurance Subsidiary pursuant to this clause (j);

            (k) In addition to the Debt described in clauses (a) through (j) above, other Debt of the Borrower or any Subsidiary for borrowed money; provided, that, in each case, after giving effect to the incurrence of such
Debt:

                (A) The aggregate principal amount of all Debt incurred under the permissions of this clause (k) shall not exceed One Hundred Million Dollars ($100,000,000);

                (B) The aggregate principal amount of all Debt incurred under the permissions of this clause (k) that either matures prior to the Termination Date or is subject to covenants and events of default that are materially more restrictive than the covenants and events of default contained in this Agreement shall not exceed Fifty Million Dollars ($50,000,000); and

                (C) No Default shall have occurred and be continuing.

provided further, that a Student Loan Subsidiary may not rely on the permissions given by this clause (k) to incur, create, assume or permit to exist any Debt owing by it to any Insurance Subsidiary; and

            (l) In addition to the Debt described in clauses (a) through (k) above, unsecured Debt of the Borrower or a Subsidiary which is subordinated to the Obligations on terms acceptable to the


LOAN AGREEMENT, Page 29

Banks and which is otherwise provided on terms acceptable to the Banks; provided, however, that (i) after giving effect to the incurrence, creation, or assumption of any of such Debt, no Default shall have occurred and be continuing; and (ii) such Debt, if owed by a Student Loan Subsidiary, shall not be owed to an Insurance Subsidiary.

      Section 8.2 Limitation on Liens. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume, or permit to exist any Lien upon any of its property, whether now owned or hereafter acquired, except the following, none of which shall attach to or otherwise encumber the Capital Stock of any Subsidiary:

            (a) Liens disclosed on Schedule 8.2 hereto, and Liens created and existing in connection with any extensions, renewals or refinancings of the Debt secured by such Liens as permitted under Section 8.1(b); provided that (i) no such Lien is expanded to cover any additional property (other than after acquired title in or on such property and proceeds of the existing collateral and other than property having no greater fair market value than the existing collateral for which such property is being substituted as new collateral) after the date hereof; and (ii) no such Lien is spread to secure any additional Debt after the date hereof;

            (b) Liens in favor of the Banks on a pari passu basis securing the Obligations;

            (c) Encumbrances consisting of easements, zoning restrictions, or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the property encumbered thereby or materially impair the ability of the Borrower or the Subsidiaries to use such property in their respective businesses, and none of which is violated in any material respect by existing or proposed structures or land use;

            (d) Liens (other than Liens relating to liabilities resulting from the violation of Environmental Laws or ERISA) for taxes, assessments, or other governmental charges that are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

            (e) Liens of mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business or which are being contested in good faith and for which adequate reserves have been established;

            (f) Liens resulting from good faith deposits to (i) secure payments of workmen's compensation or other social security programs, (ii) secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt), or operating leases made in the ordinary course of business, (iii) satisfy escrow obligations under reinsurance agreements and (iv) satisfy statutory obligations imposed by applicable Insurance Regulatory Authorities;

            (g) Purchase-money Liens on any property hereafter acquired or a Lien incurred in connection with any conditional sale or other title retention agreement or Capital Lease Obligation; provided that:

                  (i) any property subject to the foregoing is acquired by the Borrower or any Subsidiary in the ordinary course of its business and the Lien on the property attaches concurrently or within sixty (60) days after the acquisition thereof;


LOAN AGREEMENT, Page 30

                  (ii) the Debt secured by any Lien so created, assumed, or existing shall not exceed the lesser of the cost or fair market value at the time of acquisition of the property covered thereby;

                  (iii) each such Lien shall attach only to the property so acquired; and

                  (iv) the Debt incurred is permitted by Section 8.1(j) or
Section 8.1(k);

            (h) Any extension, renewal or replacement of any of the Liens described in clauses (c) through (g), provided that Liens permitted thereby shall not be spread to cover any additional Debt or property (other than after acquired title in or on such property and proceeds of the existing collateral and other than property having no greater fair market value than the existing collateral for which such property is being substituted as collateral);

            (i) Any attachment or judgment Lien not constituting an Event of Default;

            (j) Any interest or title of a licensor, lessor or sublessor under any license or lease incurred in the ordinary course of business;

            (k) Liens on assets of a Subsidiary existing prior to the time such assets were acquired by the Subsidiary or prior to the time such Person became a Subsidiary and not incurred as a result of, in connection with or in anticipation of such acquisition or such Person becoming a Subsidiary; provided
(i) such Liens do not extend to or cover any assets other than the assets encumbered prior to any such acquisition or prior to such Person becoming a Subsidiary (other than after acquired title in or on such property and proceeds of the existing collateral and other than property having no greater fair market value than the existing collateral for which such property is being substituted as new collateral) and (ii) such Liens only secure Debt permitted by clause (h) of Section 8.1;

            (l) Liens on equipment arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower and the Subsidiaries in the ordinary course of business;

            (m) Liens on student loans securing Debt permitted by clause (e) of
Section 8.1;

            (n) Liens granted in favor of Borrower or a Subsidiary securing Debt permitted by clause (c) of Section 8.1;

            (o) Liens on land, buildings, related facilities and/or related attached personal property securing Debt permitted by clause (j) of Section 8.1;

            (p) Liens other than those listed in clauses (a) through (o) of this
Section 8.2, if at the time such Lien attaches and after giving effect thereto:
(i) no Default shall exist; (ii) such Lien secures Debt permitted by clause (k) of Section 8.1; and (iii) the aggregate outstanding principal amount of all Debt secured by Liens permitted by this clause (p) shall not at any time exceed Twenty-Five Million Dollars ($25,000,000).

Neither the Borrower nor any Subsidiary shall enter into or assume any agreement (other than the Loan Documents and the Senior Note Agreement) prohibiting the creation or assumption of any Lien upon its properties, whether now owned or hereafter acquired unless such agreement permits the granting of Liens to secure the Obligations; provided that, in connection with any Debt permitted to be incurred under Section 8.1 which is used to finance the acquisition of an asset and any Lien securing the payment thereof


LOAN AGREEMENT, Page 31
permitted by this Section 8.2, the Borrower or the Subsidiary may agree that it will not permit any other Liens to encumber the asset so acquired. Except as provided herein, as disclosed in Schedule 8.2 and as may be imposed by any applicable laws and regulations, the Borrower will not and will not permit any Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's Capital Stock owned by the Borrower or any other Subsidiary; (2) subject to subordination provisions, pay any Debt owed to the Borrower or any other Subsidiary; (3) make loans or advances to any Subsidiary; or (4) transfer any of its property or assets to any Subsidiary.

      Section 8.3 Mergers, etc. The Borrower will not, and will not permit any Subsidiary to, become a party to a merger or consolidation, or wind-up, dissolve, or liquidate itself; provided that as long as no Default exists or would result therefrom and provided the Borrower gives each Bank prior written notice:

                  (i) The Borrower may merge or consolidate with any other Person provided the Borrower is the surviving Person;

                  (ii) A Subsidiary may wind-up, dissolve or liquidate if its assets are transferred to the Borrower or a Subsidiary or disposed of pursuant to Section 8.7; and

                  (iii) Any Subsidiary may merge or consolidate with the Borrower (provided the Borrower is the surviving entity) or with any other Subsidiary or any other Person that, in each case, is or becomes a Subsidiary; provided no Insurance Subsidiary may merge or consolidate with any Student Loan Subsidiary.

            Section 8.4 Restricted Payments. The Borrower will not declare or pay any dividends or make any other payment or distribution (whether in cash, property, or obligations) on account of its Capital Stock, or redeem, purchase, retire, or otherwise acquire any of its Capital Stock, or permit any of the Subsidiaries to purchase or otherwise acquire any Capital Stock of the Borrower, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its Capital Stock or for any redemption, purchase, retirement, or other acquisition of any of its Capital Stock; provided, however, that if no Default exists or would result therefrom, the Borrower may: (i) purchase common Capital Stock of the Borrower from directors, officers, employees or agents of Borrower and the Subsidiaries no longer employed by or associated with the Borrower or a Subsidiary, provided that the Capital Stock so purchased was acquired by such directors, officers, employees or agents pursuant to a stock ownership or purchase plan or compensation plan of the Borrower approved by the Board of Directors of the Borrower; (ii) purchase its common Capital Stock in the open market in accordance with past practices to fulfill the requirements of the stock ownership or purchase plans or compensation plans provided to directors, officers, employees and agents of the Borrower and the Subsidiaries which plans are approved by the Board of Directors of the Borrower;
(iii) purchase up to 369,174 shares of the Borrower's common Capital Stock as a result of the exercise of the put or call under the terms of the Put/Call Agreement, dated as of September 15, 1999, between the Borrower and Onward and Upward, Inc.; and (iv) declare or pay dividends or other distributions on account of its Capital Stock, or redeem, purchase, retire or otherwise acquire its Capital Stock (in addition to the purchases permitted by clauses (i), (ii) and (iii) of this Section 8.4) so long as the aggregate amount paid, distributed or otherwise given under the permissions of this clause (iv) does not exceed Fifty Million Dollars ($50,000,000) in the aggregate for the entire term of this Agreement.

            Section 8.5 Investments. The Borrower will not, and will not permit any Subsidiary to, make any advance, loan, extension of credit, or capital contribution to or investment in any Person, or purchase


LOAN AGREEMENT, Page 32
or own any stock, bonds, notes, debentures, or other securities of any Person, or be or become a joint venturer with or partner of any Person or purchase all or substantially all of the properties of a Person (all such transactions being herein called "Investments"), other than Investments outstanding on the date of this Agreement which are described on Schedule 8.5, and except:

            (a) The Borrower and any Subsidiary may make the following
Investments:

                  (i) Investments in readily marketable direct obligations of the United States of America or any agency thereof or readily marketable direct obligations guaranteed or insured as to principal and interest by the United States of America or any agency thereof;

                  (ii) Investments in (i) fully insured certificates of deposit; and (ii) other certificates of deposit issued by any commercial bank operating in the United States of America having capital and surplus in excess of $500,000,000 and rated in one of the four highest unsecured long-term debt ratings of S&P or Moody's;

                  (iii) Investments in commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest ratings of S&P or Moody's;

                  (iv) Investments in or in respect of any Subsidiary; provided, however, that (i) no Default exists or would result therefrom and (ii) no Insurance Subsidiary shall make any Investment in a Student Loan Subsidiary;

                  (v) Investments in or in respect of any Person, provided, however, that, with respect to each such Investment, (i) no Default exists or would result therefrom, (ii) the Borrower shall provide prompt notice to the Banks of such Investment, (iii) immediately following such Investment such Person shall constitute a Subsidiary, (iv), with respect to any such Investment made by an Insurance Subsidiary, such Investment is made in accordance with applicable insurance laws and regulations; and (vi) no Insurance Subsidiary shall make any Investment in a Student Loan Subsidiary under the permissions of this clause (v);

                  (vi) Investments made in the ordinary course of business (i) constituting advances to agents, officers, directors and employees for business expenses incurred in the ordinary course of business; (ii) constituting advances to agents against future commissions in accordance with past practices or standard industry practice; and (iii) constituting loans to officers, directors, agents and employees the proceeds of which are used to purchase common stock of the Borrower, provided that the aggregate amount of the loans outstanding pursuant to this clause (iii) shall never exceed Twenty-Five Million Dollars ($25,000,000) in the aggregate at any time and each such loan shall be secured by the common stock so purchased;

                  (vii) Investments received in connection with the bankruptcy or reorganization of vendors, suppliers and customers and in connection with the settlement of delinquent obligations of, and disputes with, vendors, customers and suppliers arising in the ordinary course of business;

                  (viii) Investments constituting extensions of trade credit in the ordinary course of business;

            (b) In addition to the Investments otherwise permitted by clause (a) above, a Student Loan Subsidiary may make Investments in the ordinary course of its business, including without


LOAN AGREEMENT, Page 33
limitation the making of student loans and extensions of credit associated with its tuition installment payment plans;

            (c) In addition to the Investments otherwise permitted by clause (a) above, any Insurance Subsidiary may make Investments otherwise permitted by applicable insurance laws and regulations, including without limitation, insurance policy loans made to insureds in the ordinary course of business; and

            (d) In addition to the Investments otherwise permitted by clauses
(a), (b) and (c) above and those Investments disclosed on Schedule 8.5, Borrower and the Subsidiaries may make other Investments as long as the aggregate amount paid in connection with each such Investment during any fiscal year shall not exceed an amount equal to ten percent (10%) of the Consolidated Net Worth of the Borrower as of the last day of the immediately preceding fiscal year.

Notwithstanding any permission in this Section 8.5 to the contrary: (x) the aggregate book value of the Investments made by the Insurance Subsidiaries in debt securities (other than CMO Derivative Investments, as defined below) and preferred stock issued by, in each case, issuers whose debt instruments are rated BB+ or worse by S& P, Ba1 or worse by Moody's or NAIC-3 or worse by the NAIC shall not at any time exceed ten percent (10%) of the aggregate amount of the statutory invested assets of such Insurance Subsidiaries determined in accordance with SAP; (y) no Insurance Subsidiary may make investments under the permissions of this Section 8.5 in any Student Loan Subsidiary; and (z) the book value of all CMO Derivative Investments of the Insurance Subsidiaries shall not in the aggregate exceed five percent (5%) of the aggregate amount of the statutory invested assets of such Insurance Subsidiaries determined in accordance with SAP. As used herein, the term "CMO Derivative Investments" means any interest in a volatile tranche of a collateralized mortgage obligation, including without limitation, such interests typically classified as interest-only investments, principal-only investments, residuals and super floaters.

      Section 8.6 Transactions With Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

      Section 8.7 Disposition of Property. The Borrower will not, and will not permit any Subsidiary to, sell, lease, assign, transfer, or otherwise dispose of any of its property (including without limitation the Capital Stock of Subsidiaries), unless the Borrower (or the Subsidiary, as the case may be) receives consideration at the time of such sale, lease, assignment, transfer or disposition at least equal to the fair market value of the property sold, leased, assigned, transferred or otherwise disposed of and no Default exists or would result therefrom; provided, however, that neither the Borrower nor any Subsidiary may sell, assign, transfer or otherwise dispose of the assets or Capital Stock of any Insurance Subsidiary except for: (a) dispositions of assets (other than the Capital Stock of Insurance Subsidiaries) reasonably and in good faith determined by the Borrower or such Subsidiary to be obsolete or no longer necessary to its business if no Default exists or would result therefrom; (b) the sale of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or settlement thereof; (c) the disposition of property by an Insurance Subsidiary in connection with reinsurance treaties or agreements entered into in the ordinary course of business; and (d) the disposition of Investments by an Insurance Subsidiary in the ordinary course of business in connection with the management of its investment portfolio provided the proceeds thereof are utilized to satisfy policy liabilities and expenses


LOAN AGREEMENT, Page 34
incurred in the ordinary course of business, are reinvested in accordance with
Section 8.5 or are held as cash.

      Section 8.8 Lines of Business. The Borrower will not, and will not permit any Subsidiary to, engage in any line or lines of business activity other than the insurance, financial services and information technology businesses, other businesses in which they are engaged on the date hereof, any businesses reasonably related thereto and the sale of products or services utilizing the existing channels of distribution currently utilized by the Borrower and the Subsidiaries.

      Section 8.9 Environmental Protection. The Borrower will not, and will not permit any Subsidiary to, (a) use (or permit any tenant to use) any of its properties for the handling, processing, storage, transportation, or disposal of any Hazardous Material except in compliance with applicable Environmental Laws,
(b) generate any Hazardous Material except in compliance with applicable Environmental Laws, (c) conduct any activity that is likely to cause a release or threatened release of any Hazardous Material in violation of any Environmental Law, or (d) otherwise conduct any activity or use any of its properties in any manner that is likely to violate any Environmental Law or create any liabilities with respect thereto for which the Borrower or any of the Subsidiaries would be responsible, except for circumstances or events described in clauses (a) through (d) of this Section that could not have a Material Adverse Effect.

                                   ARTICLE 9

                               Financial Covenants

      The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Bank has any Commitment hereunder, the Borrower will perform and observe the following financial covenants unless the Banks otherwise agree:

      Section 9.1 Consolidated Net Worth. The Borrower will at all times maintain Consolidated Net Worth in an amount not less than Four Hundred Million Dollars ($400,000,000).

      Section 9.2 Consolidated Debt to Total Capitalization Ratio. The Borrower will not at any time permit the ratio of Consolidated Debt to Total Capitalization to be greater than 0.30 to 1.0.

      Section 9.3 Interest Coverage. The Borrower shall not permit the ratio of Cash Flow to Interest Expense, all as calculated for the four (4) fiscal quarter period ending on the last day of each fiscal quarter of the Borrower to be less than 1.50 to 1.00. As used in this Section 9.3, the following terms have the following meanings:

            "Cash Flow" means, for any period, the total of the following each calculated without duplication:

                  (i) the total of the following for the Borrower and all
            Subsidiaries (other than the Insurance Subsidiaries, but otherwise on a consolidated basis in accordance with GAAP) for such period:
            (a) Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes included in determining Net Income; plus (c) interest expense deducted in determining Net Income but excluding therefrom interest expense attributable to any Debt incurred in the ordinary course of the Borrower's and the Subsidiaries' student loan businesses secured by student loans); plus (d) amortization and depreciation expense


LOAN AGREEMENT, Page 35
            deducted in determining Net Income; plus (e) other non-cash charges deducted in determining Net Income and not already deducted in accordance with the definition of Net Income (including, without limitation, the non-cash portion of variable stock-based compensation expenses and the Borrower's equity in the losses or income of HealthAxis, Inc.); plus

                  (ii) the sum of:

                        (a) the total of the Available Domestic Insurance
                  Subsidiary Earnings of all Domestic Insurance Subsidiaries for such period, with the "Available Domestic Insurance Subsidiary Earnings" determined separately for each Domestic Insurance Subsidiary and equal for each Domestic Insurance Subsidiary to the product of the following: (1) lesser of (A) the total of the ordinary dividend capacity of such Domestic Insurance Subsidiary for such period determined in accordance with SAP or (B) the net income of such Domestic Insurance Subsidiary for such period determined in accordance with SAP multiplied by (2) the percentage equal to the percentage of Borrower's direct or indirect ownership of all the Capital Stock of such Subsidiary entitled to share in the receipt of ordinary dividends or other ordinary distributions of earnings; plus

                        (b) the total of the Attributable Net Income of all
                  Insurance Subsidiaries organized under the laws of a jurisdiction located outside the United States of America for such period, with the "Attributable Net Income" determined separately for each such Insurance Subsidiary and equal for each such Insurance Subsidiary to the product of (1) the net income of such Insurance Subsidiaries for such period determined in accordance with GAAP multiplied by (2) the percentage equal to the percentage of Borrower's direct or indirect ownership of all the Capital Stock of such Insurance Subsidiary entitled to share in the receipt of ordinary distributions of earnings.

            "Interest Expense" means, for any period, the sum of (i) the consolidated cash interest expense of the Borrower and all Subsidiaries; minus
(ii) the cash interest expense of the Insurance Subsidiaries; minus (iii) the cash interest expense attributable to any Debt incurred in the ordinary course of the Borrower's and the Subsidiaries' student loan businesses if such Debt is secured by student loans.

            "Net Income" means, for any period, the Borrower's consolidated net income (or loss) from operations, but excluding, to the extent not already excluded: (a) the income of any other Person (other than a Subsidiary but including Healthaxis, Inc.) in which Borrower or any of the Subsidiaries has an ownership interest, unless received by Borrower or a Subsidiary in a cash distribution; (b) any after-tax gains or losses


LOAN AGREEMENT, Page 36
attributable to asset disposition; (c) to the extent not included in clauses (a) and (b) above, any after-tax extraordinary, non-cash or nonrecurring gains; (d) non-cash or nonrecurring charges due to changes in accounting principles required by GAAP; (e) to the extent not included in clauses (a) and (b) above, any after-tax extraordinary or nonrecurring losses which are non-cash; (f) any income attributable to the discontinued operations; (g) the income or loss of any Person acquired by the Borrower or a Subsidiary for any period prior to the date of acquisition; (h) the income (or loss) of all Insurance Subsidiaries; and
(i) the loss of any other Person (other than a Subsidiary but including Healthaxis, Inc.) in which Borrower or any of the Subsidiaries has an ownership interest, unless Borrower or a Subsidiary is required to fund such loss in a cash distribution.

                                   ARTICLE 10

                                     Default

      Section 10.1 Events of Default. Each of the following shall be deemed an "Event of Default":

            (a) The Borrower shall fail to pay (i) when due any principal payable under any Loan Document or any part thereof; (ii) within three (3) Business Days of the date due any interest or fees payable under the Loan Documents or any part thereof; and (iii) within five (5) Business Days after the date the Borrower receives written notice of the failure to pay when due any other Obligation or any part thereof.

            (b) Any representation, warranty or certification made or deemed made by the Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

            (c) The Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in clauses (a), (b), (c), (f), (g) and
(j) of Section 7.1, Article 8, or Article 9 of this Agreement. The Borrower or any Obligated Party shall fail to perform, observe, or comply with any other covenant, agreement, or term contained in this Agreement or any other Loan Document (other than covenants to pay the Obligations) and such failure shall continue for a period of ten (10) days after the earlier of (i) the date any Bank provides the Borrower with notice thereof or (ii) the date the Borrower should have notified the Banks thereof in accordance with Section 7.1(g) hereof.

            (d) The Borrower, any Significant Subsidiary or any Obligated Party shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.

            (e) The Borrower, any Significant Subsidiary, or any Obligated Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, rehabilitator, conservator, custodian, trustee, liquidator or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the "Bankruptcy Code"), (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or under any other such law, or
(vi) take any corporate or other action for the purpose of effecting any of the foregoing.


LOAN AGREEMENT, Page 37

            (f) A proceeding or case shall be commenced, without the application, approval or consent of the Borrower, any Significant Subsidiary, or any Obligated Party, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, rehabilitator, conservator, custodian, trustee, liquidator or the like of the Borrower or such Significant Subsidiary or Obligated Party or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower or such Significant Subsidiary or Obligated Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against the Borrower, any Significant Subsidiary, or any Obligated Party shall be entered in an involuntary case under the Bankruptcy Code.

            (g) The Borrower, any Significant Subsidiary, or any Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any unstayed attachment, sequestration, forfeiture, or similar proceeding or proceedings involving an aggregate amount in excess of Ten Million Dollars ($10,000,000) against any of its properties.

            (h) A final judgment or judgments for the payment of money in excess of Ten Million Dollars ($10,000,000) in the aggregate shall be rendered by a court or courts against the Borrower, any of the Significant Subsidiaries, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and the Borrower or the relevant Significant Subsidiary or Obligated Party shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

            (i) The Borrower, any Significant Subsidiary, or any Obligated Party shall fail to pay when due any principal of or interest on any Debt (other than the Obligations) in excess of Ten Million Dollars ($10,000,000), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid in full prior to the stated maturity thereof, or any event shall have occurred that permits (or, with the giving of notice or lapse of time or both, would permit) any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment.

            (j) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower, any Subsidiary, any Obligated Party or any of their respective shareholders, or the Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents.

            (k) Any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of the Banks subject the Borrower to any tax, penalty, or other liability to a Plan, a


LOAN AGREEMENT, Page 38

Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed Five Million Dollars ($5,000,000).

            (l) Any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than the Jensen Family or the employees and agents of the Borrower and the Subsidiaries shall become the direct or indirect beneficial owner (as defined in Rule 13(d)(3) under the Securities Exchange Act of 1934, as amended) of more than ten percent (10%) of the total voting power of all the classes of Capital Stock then outstanding of the Borrower entitled (without regard to the occurrence of any contingency) to vote in the election of directors of the Borrower. The term "Jensen Family" means Mr. Ronald L. Jensen, his spouse, his adult children, any trusts controlled by any such persons or of which such persons (individually or together with any persons) are beneficiaries and any foundations controlled by any such persons.

      Section 10.2 Remedies. If any Event of Default exists, each Bank shall have the independent right to do any one or more of the following:

            (a) Acceleration. By notice to the Borrower and the other Bank, declare all outstanding principal of and accrued and unpaid interest on its Note and all other amounts payable to it by the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without any other notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

            (b) Termination of Commitments. Terminate its Commitments without notice to the Borrower but with notice to the other Bank.

            (c) Judgment. Reduce any claim to judgment.

            (d) Foreclosure. Foreclose or otherwise enforce any Lien granted to it to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.

            (e) Rights. Exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

Provided, however, that upon the occurrence of an Event of Default under Section 10.1(d), (e) or (f), the Commitments of all of the Banks shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Notes and all other amounts payable by the Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

      Section 10.3 Performance by a Bank. If the Borrower shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, any Bank may perform or attempt to perform such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the applicable Bank, promptly pay any amount expended by such Bank in connection with such performance or attempted performance to such Bank as instructed by such Bank, together with interest thereon at the applicable Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that the Banks shall not have any liability or responsibility for the performance of any obligation of the Borrower under this Agreement or any of the other Loan Documents.


LOAN AGREEMENT, Page 39

      Section 10.4 Continuance of Default. For purposes of all Loan Documents,
(a) a Default which is capable of being remedied shall be deemed to exist until each Bank shall have actually received evidence reasonably satisfactory to it that such Default shall have been remedied and (b) a Default not capable of being remedied shall be deemed to exist until waived in accordance with the Loan Document.

      Section 10.5 Setoff. If an Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the Obligations, irrespective of whether or not such Bank shall have made any demand under any Loan Document and although such Obligations may be unmatured. Each Bank agrees promptly to notify the Borrower (with a copy to the other Bank) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

                                   ARTICLE 11

                                  Miscellaneous

      Section 11.1 Expenses. The Borrower hereby agrees to pay on demand: (a) all out-of-pocket costs and expenses of the Banks in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel for the Banks (including the non-duplicative allocated cost of internal counsel for each Bank), (b) all out-of-pocket costs and expenses of the Banks in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the reasonable fees and expenses of legal counsel for the Banks, (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, and (d) all other out-of-pocket costs and expenses incurred by either Bank in connection with this Agreement or any other Loan Document.

      Section 11.2 INDEMNIFICATION. THE BORROWER SHALL INDEMNIFY EACH BANK AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE LOAN CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY THE BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OF THE BORROWER OR ANY SUBSIDIARY, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF


LOAN AGREEMENT, Page 40

THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL
(i) BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON AND (ii) SHALL NOT BE INDEMNIFIED OR HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEY FEES) ARISING OUT OF OR RESULTING FROM THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF SUCH PERSON.

      Section 11.3 Limitation of Liability. No Bank nor any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential, exemplary or punitive damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. None of the Borrower, any Obligated Party nor any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and each Bank hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential, exemplary or punitive damages suffered or incurred by any of them in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

      Section 11.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by either Bank shall have the right to act exclusively in the interest of such Bank and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's shareholders or any other Person.

      Section 11.5 No Fiduciary Relationship. The relationship between the Borrower on the one hand and each Bank on the other is solely that of debtor and creditor, and no Bank has any fiduciary or other special relationship with the Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and either Bank to be other than that of debtor and creditor. No joint venture or partnership is created by this Agreement between the Banks or among the Borrower and the Banks.

      Section 11.6 Equitable Relief. The Borrower recognizes that in the event the Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to the Banks. The Borrower therefore agrees that each Bank, if such Bank so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

      Section 11.7 No Waiver; Cumulative Remedies. No failure on the part of either Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.


LOAN AGREEMENT, Page 41

      Section 11.8 Successors and Assigns.

            (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks.

            (b) Each Bank may assign to an Eligible Assignee all of its rights and obligations under this Agreement (including, without limitation, all of its Loans, its Note, and its Commitment) with the prior written consent of the other Bank (which consent, in each case, shall not be unreasonably withheld) and if no Default exists, the prior written consent of the Borrower; provided, however, that no consent of any party shall be required if the assignment is to an Affiliate of a Bank. The parties to any such assignment shall execute and deliver to the other Bank for its acceptance, an Assignment and Acceptance in the form of Exhibit "C" hereto. An assignment of less than all of a Bank's interests hereunder shall not be permitted without the consent of Borrower. Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Bank hereunder and the assigning Bank shall relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor and the Borrower shall make appropriate arrangements so that new Notes will be issued to the assignor.

            (c) Each Bank may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Loans); provided, however, that: (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article 4 and the right of set-off contained in Section 10.5, and (iv) the Borrower shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Commitment).

            (d) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security. No such assignment and pledge shall release the assigning Bank from its obligations hereunder.

            (e) Any Bank may furnish any information concerning the Borrower, any Obligated Party or any of the Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

            (f) Each Person organized under the laws of a jurisdiction outside the United States which becomes a Bank hereunder, on or prior to the date on which it becomes a Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Person remains lawfully able to do so), shall provide the Borrower with (i) the applicable Internal Revenue Service form certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States or (ii) the applicable Internal Revenue Service Form or any other form or certificate required by


LOAN AGREEMENT, Page 42
any taxing authority certifying that such Bank is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

            (g) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to this Section 11.8 (unless such failure is due to a change in applicable treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided in which case such Bank will comply with subsection 11.8(f) promptly after such change), such Bank shall not be entitled to indemnification under
Section 4.6(a) or 4.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes and such Bank shall pay all of the Borrower's reasonable fees and expenses incurred in connection therewith.

      Section 11.9 Survival. All representations and warranties made or deemed made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans, and no investigation by any Bank or any closing shall affect the representations and warranties or the right of any Bank to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under Article 4 and Sections 11.1 and
11.2 shall survive repayment of the Notes and termination of the Commitments.

      Section 11.10 ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES THERETO.

      Section 11.11 Amendments. No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document to which the Borrower is a party, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Banks and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      Section 11.12 Maximum Interest Rate.

            (a) No interest rate specified in this Agreement or any other Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for any Obligation shall exceed the Maximum Rate, thereby causing the interest accruing on such Obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such Obligation shall not reduce the rate of interest on such Obligation below the Maximum Rate until the aggregate amount of interest accrued on such Obligation equals the aggregate amount of interest which would have accrued on such Obligation if the Contract Rate for such Obligation had at all times been in effect.

            (b) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, none of the terms and provisions of this Agreement or the other Loan Documents shall ever be construed to create a contract or obligation to pay interest at a rate in excess of the


LOAN AGREEMENT, Page 43

Maximum Rate; and no Bank shall ever charge, receive, take, collect, reserve or apply, as interest on the Obligations, any amount in excess of the Maximum Rate. The parties hereto agree that any interest, charge, fee, expense or other obligation provided for in this Agreement or in the other Loan Documents which constitutes interest under applicable law shall be, ipso facto and under any and all circumstances, limited or reduced to an amount equal to the lesser of (i) the amount of such interest, charge, fee, expense or other obligation that would be payable in the absence of this Section 11.12(b), or (ii) an amount, which when added to all other interest payable under this Agreement or the other Loan Documents, equals the Maximum Rate. If, notwithstanding the foregoing, any Bank ever contracts for, charges, receives, takes, collects, reserves or applies as interest any amount in excess of the Maximum Rate, such amount which would be deemed excessive interest shall be deemed a partial payment or prepayment of principal of the Obligations and treated hereunder as such; and if the Obligations, or applicable portions thereof, are paid in full, any remaining excess shall promptly be paid to the Borrower. In determining whether the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, the Borrower and the Banks shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread in equivalent unequal parts the total amount of interest throughout the entire contemplated term of the Obligations, or applicable portions thereof, so that the interest rate does not exceed the Maximum Rate at any time during the term of the Obligations; provided that, if the unpaid principal balance is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received by a Bank for the actual period of existence thereof exceeds the Maximum Rate, then such Bank shall refund to the Borrower the amount of such excess and, in such event, the Banks shall not be subject to any penalties provided by any laws for contracting for, charging, receiving, taking, collecting, reserving or applying interest in excess of the Maximum Rate.

            (c) The provisions of Chapter 346 of the Finance Code of Texas are specifically declared by the parties hereto not to be applicable to any Loan Documents or to the transactions contemplated thereby.

      Section 11.13 Notices. All notices and other communications provided for in this Agreement and the other Loan Documents to which the Borrower is a party shall be given or made in writing and telecopied, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to telephone confirmation of receipt, or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

      Section 11.14 Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of Texas and applicable laws of the United States of America. THE BORROWER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS AND OF ANY TEXAS STATE COURT SITTING IN DALLAS, TEXAS, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORM.


LOAN AGREEMENT, Page 44

      Section 11.15 Counterparts. This Agreement may be executed in one or more counterparts and on telecopy counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

      Section 11.16 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

      Section 11.17 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

      Section 11.18 Construction. The Borrower and each Bank acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

      Section 11.19 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

      Section 11.20 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF EITHER BANK IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

      Section 11.21 Confidentiality. Each Bank (each a "Lending Party") agrees to keep any Designated Information (as defined below) delivered or made available by the Borrower to it confidential from anyone other than Persons employed or retained by such Lending Party who are, or are expected to be, engaged in evaluating, approving, structuring or administering the credit facility provided herein; provided that nothing herein shall prevent any Lending Party from disclosing such Designated Information: (a) to any other Lending Party, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority with which the Lending Party is required to comply, (d) which had been publicly disclosed other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (e) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (f) to the extent necessary in connection with the exercise of any remedy hereunder, (g) to such Lending Party's legal counsel and independent auditors, (h) to any Affiliate of such Lending Party, solely in connection with this Agreement, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee of any of its rights and obligations under the Loan Documents in accordance with the terms hereof. The term "Designated Information" means any information which has been designated by the Borrower in writing as confidential. If a Lending Party or any Person to whom a Lending Party gives Designated Information is to disclose any Designated Information pursuant to clause (b) or (e), such Person shall notify the Borrower of the proposed disclosure promptly after determining it must make such disclosure so that the Borrower or a Subsidiary may seek a protective order as necessary to protect the unnecessary disclosures of Designated Information.


LOAN AGREEMENT, Page 45

      Section 11.22 Several Commitments. The Commitments and other obligations of the Banks under the Loan Document are several. The default by either Bank in making a Loan in accordance with its Commitment shall not relieve the other Bank of its obligations under any Loan Document. In the event of any default by a Bank in making any Loan, the nondefaulting Bank shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Bank was required to advance hereunder. No Bank shall be responsible for any act or omission of any other Bank.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              BORROWER:

                              UICI,
                              a Delaware Corporation


                              By:
                                 ----------------------------------------
                                 Matthew R. Cassell, Vice President and
                                 Chief Financial Officer

                              Address for Notices:

                              4001 McEwen Drive, Suite 200
                              Dallas, Texas 75244
                              Telephone No.: 972-392-6733
                              Telecopy No.:  972-392-6721
                              Attention:     Chief Financial Officer

                              BANKS:

Commitment:                   BANK OF AMERICA, N.A.
$15,000,000

                              By:
                                 ----------------------------------------
                                 Garrett Dolt, Vice President

                              Address for Notices:

                              901 Main Street, 66th Floor
                              Dallas, Texas 75202
                              Telephone No.:  214.209.2664
                              Telecopy No.:   214.209.3742
                              Attention:      Garrett Dolt

                              Lending Office for Base Rate Loans and Libor Loans

                              901 Main Street, 66th Floor
                              Dallas, Texas  75202


LOAN AGREEMENT, Page 46

Commitment:                  LASALLE BANK NATIONAL ASSOCIATION
$15,000,000

                             By:
                                 ---------------------------------------------
                                 Name:
                                      ----------------------------------------
                                 Title:
                                       ---------------------------------------

                             Address for Notices:

                             LASALLE BANK NATIONAL ASSOCIATION
                             135 South LaSalle Street
                             Chicago, Il 60603
                             Telephone:       312.904.4617
                             Telecopy No.:    312.904.6189
                             Attention:       Brad Kronland

                             Lending Office for Base Rate Loans and Libor Loans:

                             135 South LaSalle Street
                             Chicago, Il 60603


LOAN AGREEMENT, Page 47